UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2009

Easton-Bell Sports, Inc.
(Exact Name of registrant as specified in charter)

Delaware	333-123927	20-1636283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
7855 Haskell Avenue
Van Nuys, CA 91406
(Address of principal executive offices, including zip code)
(818) 902-5800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On December 3, 2009, Easton-Bell Sports, Inc. (the “Company”) issued $350.0 million aggregate principal amount of 9.750% senior secured notes due 2016 (the “Notes”) and entered into a $250.0 million senior secured asset-based revolving credit facility, together with certain of its subsidiaries as Canadian Borrowers (as defined in the ABL Credit Agreement (defined below)) or Subsidiary Guarantors (as defined in the ABL Credit Agreement (defined below)), with the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, Bank of America, N.A., and Wachovia Capital Finance Corporation (New England), as co-syndication agents, and U.S. Bank National Association, as documentation agent, to, among other things, permit the issuance of the Notes (the “ABL Credit Agreement”). Under the ABL Credit Agreement, $85.0 million of loans were drawn at the closing of the issuance of the Notes on December 3, 2009. The remainder of the ABL Credit Agreement is available, subject to the borrowing base availability, to be drawn from time to time for general corporate purposes (including permitted acquisitions). Among other provisions, the ABL Credit Agreement contains certain covenants that limit the ability of the Company to (1) incur additional debt, (2) create liens, (3) transfer all or substantially all of its assets or enter into merger or consolidation transactions, (4) change its business, (5) make investments, loans, advances, guarantees and acquisitions, (6) transfer or sell assets, (7) enter into sale and leaseback transactions, (8) enter swap agreements, (9) enter into transactions with affiliates, and (10) enter into agreements that restrict dividends from subsidiaries. A copy of the ABL Credit Agreement is attached hereto as Exhibit 10.1.
The gross proceeds from this private offering and the ABL Credit Agreement, together with cash on hand, were used to repay $272.1 million aggregate principal amount of the term loan portion of the Company’s existing credit facility (“Existing Credit Facility”), to redeem $140.0 million aggregate principal amount of the Company’s existing 8.375% senior notes due 2012 (“Existing Notes”), and to pay other related fees and expenses.
The Notes were issued in a private offering to institutional investors exempt from registration under the Securities Act of 1933. The Notes will mature on December 1, 2016. The Company may redeem some or all of the Notes prior to December 1, 2012 at a price equal to 100.000% of the principal amount, plus accrued and unpaid interest and a “make-whole” premium. The Company may redeem all or any of the Notes on or after December 1, 2012 and prior to December 1, 2013 at 107.313% of the principal amount of the Notes, plus accrued and unpaid interest. The Company may redeem all or any of the Notes on or after December 1, 2013 and prior to December 1, 2014 at 104.875% of the principal amount of the Notes, plus accrued and unpaid interest. The Company may redeem all or any of the Notes on or after December 1, 2014 and prior to December 1, 2015 at 102.438% of the principal amount of the Notes, plus accrued and unpaid interest. At any time on or after December 1, 2015, the Company may redeem all or any of the Notes at 100.000% of the principal amount of the Notes, plus accrued and unpaid interest. In addition, during any twelve month period commencing on the issue date prior to December 1, 2012 the Company may redeem up to 10% of aggregate principal amount of the Notes at a price equal to 103% of their principal amount, plus accrued and unpaid interest. At any time prior to December 1, 2012, the Company may also redeem up to 35% of the aggregate principal amount of the Notes that were issued on December 3, 2009 at a price equal to 109.750% of the principal amount of the Notes, plus accrued and unpaid interest, with the net cash proceeds of one or more equity offerings of the Company. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes. However, the Notes will become due and payable on October 1, 2015 unless on or prior to August 28, 2015, the indebtedness of the Company’s ultimate parent, EB Sports Corp., a Delaware corporation, under its existing credit facility has been either repaid or refinanced with indebtedness with a stated maturity that is at least 91 days after the maturity date of the Notes. A copy of the Notes is attached hereto as Exhibit 4.1.

The Company issued the Notes pursuant to an Indenture dated December 3, 2009 between the Company, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (the “Indenture”). Among other provisions, the Indenture contains certain covenants that limit the ability of the Company to (1) incur, assume or guarantee additional debt, (2) pay dividends and make other restricted payments, (3) create liens, (4) use the proceeds from sales of assets and subsidiary stock, (5) enter into sale and leaseback transactions, (6) enter into agreements that restrict dividends from subsidiaries, (7) change its business, (8) enter into transactions with affiliates, and (9) transfer all or substantially all of its assets or enter into merger or consolidation transactions. The Indenture also requires the Company to make an offer to repurchase the Notes at 101% of the principal amount following a change of control, and at 100% of the principal amount with the proceeds of certain sales of assets and subsidiary stock. A copy of the Indenture is attached hereto as Exhibit 4.2.
Also in connection with the issuance of the Notes, a Registration Rights Agreement dated December 3, 2009 between the Company, the subsidiary guarantors named therein and J.P. Morgan Securities Inc., as representative of the initial purchasers (the “Registration Rights Agreement”), was entered into with respect to registration rights for the benefit of the holders of the Notes. A copy of the Registration Rights Agreement is attached as Exhibits 4.3.
The descriptions of the foregoing documents set forth herein do not purport to be complete and are qualified in their entirety by the provisions of such documents attached hereto.
Item 1.02 Termination of a Material Definitive Agreement
In connection with the issuance of the Notes and the entering into the ABL Credit Agreement, on December 3, 2009, the Company repaid all outstanding amounts under the Company’s Existing Credit Facility.
In addition, in connection with the issuance of the Notes and the entering into the ABL Credit Agreement, on December 3, 2009, the Company deposited funds with U.S. Bank National Association sufficient to redeem $140.0 million aggregate principal amount of the Company’s Existing Notes and the accrued and unpaid interest thereon through the date of redemption. The notes will be redeemed on January 4, 2010 at 102.094% of the principal amount of the notes, plus accrued and unpaid interest. The Indenture, dated September 30, 2004 (as amended and supplemented to date), between the Company (as successor by merger to Riddell Bell Holdings, Inc.) and U.S. Bank National Association, as trustee (the “Existing Notes Indenture”), by which the Existing Notes were issued, was discharged on December 3, 2009. A copy of the Existing Notes Indenture has been filed as Exhibit 4.4 to the Registration Statement on Form S-4, filed on April 7, 2005.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant
The disclosure provided in Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
Exhibit 4.1	Form of 9.750% Senior Secured Notes due 2016

Exhibit 4.2	Indenture dated December 3, 2009 between the Company, the Subsidiary Guarantors named therein and U.S. Bank National Association, as trustee

Exhibit 4.3	Registration Rights Agreement dated December 3, 2009 between the Company, the subsidiary guarantors named therein and J.P. Morgan Securities Inc., as representative of the initial purchasers

Exhibit 10.1	Revolving Credit Agreement dated December 3, 2009, among , the Canadian Borrowers, Subsidiary Guarantors, the lenders, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, Bank of America, N.A., and Wachovia Capital Finance Corporation (New England), as co-syndication agents, and U.S. Bank National Association, as documentation agent

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTON-BELL SPORTS, INC.
Date: December 9, 2009	By:	/s/ Mark Tripp
		Name:	Mark Tripp
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit 4.1	Form of 9.750% Senior Secured Notes due 2016

Exhibit 4.2	Indenture dated December 3, 2009 between the Company, the Subsidiary Guarantors named therein and U.S. Bank National Association, as trustee

Exhibit 4.3	Registration Rights Agreement dated December 3, 2009 between the Company, the subsidiary guarantors named therein and J.P. Morgan Securities Inc., as representative of the initial purchasers

Exhibit 10.1	Revolving Credit Agreement dated December 3, 2009, among , the Canadian Borrowers, Subsidiary Guarantors, the lenders, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, Bank of America, N.A., and Wachovia Capital Finance Corporation (New England), as co-syndication agents, and U.S. Bank National Association, as documentation agent